EXHIBIT 99.1

AA.com

CONTACT:	Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE:  Tuesday, Nov. 29, 2011

AMR AND AMERICAN AIRLINES FILE FOR CHAPTER 11 REORGANIZATION TO
ACHIEVE INDUSTRY COMPETITIVENESS

American Airlines, American Eagle and All Other Subsidiaries Operating Normal
Flight Schedules, Honoring All Tickets and Reservations, Maintaining High
Customer Service Levels and AAdvantage Program,
and Continuing Employee Pay and Benefits

AMR Has $4.1 Billion in Cash to Ensure Uninterrupted Supply of Goods and
Services During Proceedings

FORT WORTH, Texas – AMR Corporation (“the Company”), the parent company of American Airlines, Inc. (“American”) and AMR Eagle Holding Corporation (“American Eagle”), announced that in order to achieve a cost and debt structure that is industry competitive and thereby assure its long-term viability and ability to continue delivering a world-class travel experience for its customers, the Company and certain of its U.S.-based subsidiaries (including American and American Eagle), today filed voluntary petitions for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York.
AMR’s Board of Directors determined that a Chapter 11 reorganization is in the best interest of the Company and its stakeholders.  Just as with the Company’s major airline competitors in recent years, the Chapter 11 process enables American Airlines and American Eagle to continue conducting normal business operations while they restructure their debt, costs and other obligations.
American Airlines and American Eagle are operating normal flight schedules today, and their reservations, customer service, AAdvantage® program, Admirals Clubs and all other operations are conducting business as usual.  Likewise, throughout the Chapter 11 process, American and American Eagle expect to continue to:

●	Provide safe and reliable service;
●	Fly normal schedules;
●	Honor tickets and reservations, and make exchanges and refunds as usual;

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AMR and American Chapter 11 Filing
Nov. 29, 2011

●	Fully maintain AAdvantage frequent flyer and other customer service programs, and ensure all AAdvantage miles and elites status earned by members remain secure and intact;
●	Provide Admirals Club access and similar amenities to members and eligible customers;
●	Remain an integral member of the oneworld® alliance, of which American is a founding member, and continue its codeshare partnerships;
●	Provide employee wages, healthcare coverage, vacation, and other benefits, without interruption; and
●	Pay suppliers for goods and services received during the reorganization process.

These filings have no direct legal impact on American’s operations outside the United States.
Thomas W. Horton, Chairman, Chief Executive Officer and President of AMR and American Airlines, said, “This was a difficult decision, but it is the necessary and right path for us to take – and take now – to become a more efficient, financially stronger, and competitive airline.
“We have met our challenges head on, taking all possible action to secure our long-term position.  In recent years, even as the airline industry faced unprecedented challenges, American strengthened our domestic and global network; fortified our alliances with the best partners around the world; launched a transformational fleet deal that will give American the youngest and most efficient fleet in the industry; and invested in our product, service and technology to build a world class customer experience.
“But as we have made clear with increasing urgency in recent weeks, we must address our cost structure, including labor costs, to enable us to capitalize on these foundational strengths and secure our future.  Our very substantial cost disadvantage compared to our larger competitors, all of which restructured their costs and debt through Chapter 11, has become increasingly untenable given the accelerating impact of global economic uncertainty and resulting revenue instability, volatile and rising fuel prices, and intensifying competitive challenges.
“Our Board decided that it was necessary to take this step now to restore the Company's profitability, operating flexibility, and financial strength.  We are committed to working as quickly and efficiently as possible to appropriately restructure American so that it can emerge from Chapter 11 well-positioned to assure the Company’s long term viability and its ability to compete effectively in the marketplace,” Horton stated.
 Horton continued, “Throughout the restructuring process, as always, our customers remain our top priority and they can continue to depend on us for the safe,

AMR and American Chapter 11 Filing
Nov. 29, 2011

reliable travel and high quality service they know and expect from us.  We intend to maintain a strong presence in domestic and international markets, including our cornerstones in Dallas/Fort Worth, Chicago, New York, Miami and Los Angeles.  As we and all airlines routinely do, we will continue to evaluate our operations and service, assuring that our network is as efficient and productive as possible.
“Achieving the competitive cost structure we need remains a key imperative in this process and, as one part of that, we plan to initiate further negotiations with all of our unions to reduce our labor costs to competitive levels.”
“American Airlines has a strong, proud history and we will have a successful future.  Working through this difficult, but necessary action and process, I am confident we will succeed in enhancing our reputation as a global leader known for excellence and innovation, a travel partner customers seek out, and a carrier that serves communities throughout the world,” Horton concluded.
The Company has approximately $4.1 billion in unrestricted cash and short-term investments.  This cash, as well as cash generated from operations, is anticipated to be more than sufficient to assure that its vendors, suppliers and other business partners will be paid timely and in full for goods and services provided during the Chapter 11 process in accordance with customary terms.  Because of the Company’s current cash position, the need for debtor-in-possession financing is neither considered necessary nor anticipated.
American is filing motions today with the Court seeking interim relief that will ensure the Company’s continued ability to conduct normal operations, including the ability to:

●	Provide employee wages, healthcare coverage, vacation, and other benefits without interruption;
●	Honor pre-petition obligations to customers and continue customer programs including American’s AAdvantage frequent flyer program;
●	Pay for fuel under existing fuel supply contracts, and honor existing fuel supply, distribution and storage agreements; and
●	Assume and honor contracts relating to interline agreements with other airlines.

As announced separately today, the Board of Directors of AMR Corporation appointed Horton Chairman and Chief Executive Officer of the Company,  succeeding Gerard Arpey, who informed the Board of his decision to retire.  Horton will also succeed

AMR and American Chapter 11 Filing
Nov. 29, 2011

Arpey as Chairman and Chief Executive Officer of American Airlines and will retain the title of President.
AMR’s lead counsel is Weil, Gotshal & Manges LLP and its financial advisor is Rothschild, Inc.
More information about American Airlines Chapter 11 filing is available on the Internet at AA.com/restructuring.  Information for suppliers and vendors is available at (866) 736-9011 or (703) 286-2757, or by sending an email to amr.supplier@aa.com.
AMR will be filing monthly operating reports with the Bankruptcy Court and also plans to post these monthly operating reports on the Investor Relations section of AA.com. The company will continue to file quarterly and annual reports with the Securities and Exchange Commission, which will also be available in the Investor Relations section of AA.com.

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation.  AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. (NYSE: AMR).

Forward Looking Statement
This press release contains “forward-looking statements.” These statements are based on AMR management’s current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that the Company now anticipates — both in connection with the Chapter 11 filings the Company is announcing today and AMR’s business and financial prospects.  Statements of management's expectations, including its desire to successfully restructure in order to return the Company to long term viability and financial strength, to compete effectively in the marketplace, to cut costs and to restore profitability, are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition.  Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release.  Those risks include, without limitation, the potential impact of volatile and rising fuel prices and the potential negative

AMR and American Chapter 11 Filing
Nov. 29, 2011

impact of the recent credit downgrade. The Company disclaims any obligation to update any forward-looking statements.

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